                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This Agreement and Plan of Merger (the "Agreement") dated as of the 18th
                                             ---------
day of September, 1998, is made by and among ANDROMEDIA, INC., a California corporation ("Andromedia"), LM ACQUISITION CORPORATION, a California
              ----------
corporation ("Sub"), and LIKEMINDS, INC., a California corporation
              ---
("LikeMinds").
  ---------

                             W I T N E S S E T H:

WHEREAS, the Boards of Directors of Andromedia, Sub and LikeMinds deem it advisable and in the best interests of their respective shareholders that Andromedia and LikeMinds become affiliated through the merger of Sub with and into LikeMinds in the manner hereinafter set forth (the "Merger") and, in
                                                         ------
furtherance thereof, have approved the Merger;

WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of LikeMinds (the "LikeMinds Capital Stock") and all outstanding
                                 -----------------------
options, warrants or other rights to acquire or receive shares of LikeMinds Capital Stock shall be converted into the right to receive shares of Common Stock of Andromedia (the "Andromedia Common Stock");
                          -----------------------

WHEREAS, a portion of the shares of Andromedia Common Stock otherwise issuable by Andromedia in connection with the Merger shall be placed in escrow by Andromedia, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article IX hereof;

WHEREAS, the parties intend that the Merger be treated as a purchase for accounting purposes;

WHEREAS, certain employees of LikeMinds are entering into an Employment Agreement (collectively, the "Employment Agreements") as of the date hereof in
                              ---------------------
substantially the form attached hereto as Exhibit B;
                                          ---------

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1. The Merger.  Upon the terms and subject to the conditions of this
          ----------
Agreement at the Effective Time (as hereinafter defined), Sub shall be merged with and into LikeMinds and the separate existence and corporate organization of Sub shall thereupon cease and Sub and LikeMinds shall thereupon be a single corporation. LikeMinds shall be the surviving corporation in the Merger and the separate corporate existence of LikeMinds shall continue unaffected and unimpaired by the Merger.

     1.2. Effective Time of Merger.  On a date which shall occur not more than
          ------------------------
three (3) business days after the date on which the last of any condition precedent contained herein is waived or is fulfilled, or on such other date as LikeMinds, Andromedia and Sub shall mutually agree, but in no event later than October ___, 1998 (the "Closing Date"), the proper officers of LikeMinds and Sub
                        ------------
shall execute and acknowledge an Agreement of Merger that shall be filed with the Secretary of State of California, in accordance with applicable law. The Merger shall become effective immediately upon the acceptance by the Secretary of State of California of such filing (the "Effective Time").
                                            --------------

     1.3. Articles of Incorporation and Bylaws; Officers and Directors.  The
          ------------------------------------------------------------
Articles of Incorporation and Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Articles of Incorporation and Bylaws of the surviving corporation from and after the Closing Date until amended as provided by law; provided, however, that Article I of the Articles of Incorporation of
        --------  -------
Sub shall be amended to read as follows: "The name of the corporation is LikeMinds, Inc.". The officers and director(s) of Sub immediately prior to the Effective Time shall become the officers and director(s) of the surviving corporation from and after the Closing Date until successors shall have been duly elected and qualified.

     1.4. Effect of Merger on Sub Stock.  At the Effective Time of the Merger,
          -----------------------------
each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be canceled.

     1.5. Exchange of LikeMinds Shares in the Merger.  As consideration for the
          ------------------------------------------
Merger and in exchange for all of the LikeMinds Capital Stock upon the Closing Date, Andromedia shall issue to the holders of the LikeMinds Capital Stock an aggregate of 1,732,400 shares of Andromedia Common Stock (as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Andromedia Common Stock occurring after the date hereof and prior to the Effective Time), upon surrender of all such shares of LikeMinds Capital Stock to Andromedia, as set forth in Schedule 1.5. All shares of Andromedia Common Stock issued pursuant to the Merger shall be validly issued, fully paid and nonassessable, and shall be free and clear of any lien, security interest or other encumbrance of any kind, including without limitation, preemptive rights. No fractional shares of Andromedia Common Stock will be issued, but in lieu thereof, each holder of LikeMinds Capital Stock shall receive on the Closing Date a cash amount equal to the amount set forth opposite his or her respective name in Schedule 1.5, if any.

     1.6.  LikeMinds' Employee Bonuses.  In connection with the Merger,
           ---------------------------
Andromedia agrees to set up a bonus pool in an aggregate amount of $175,000 for the benefit of certain LikeMinds employees. Such bonuses shall be paid to the employees and in the amount set forth in Schedule 1.6 ninety (90) days following the Closing Date.

     1.7.  Shareholders' Approval.   LikeMinds agrees to, as promptly as
           ----------------------
practicable after the date hereof, use its reasonable best efforts to solicit from its shareholders written consent for the Merger, and shall take all other action necessary or advisable to secure such consent of the shareholders required by Section 1201 of the California General Corporation Law.

     1.8.  Dissenters Rights.   LikeMinds will attempt to obtain unanimous
           ------------------
shareholder approval for the Merger so that no LikeMinds shareholder will exercise dissenters rights or appraisal rights with regard to the Merger.

                                  ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF ANDROMEDIA AND SUB
             ----------------------------------------------------

     Except as otherwise qualified in the Schedules attached hereto, Andromedia and Sub, jointly and severally, hereby represent and warrant to LikeMinds as follows:

     2.1. Organization and Good Standing.
           ------------------------------

           (a) Andromedia is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Andromedia (i) has the corporate power to own its properties and to carry on its business as now being or proposed to be conducted and (ii) is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Andromedia. Andromedia has delivered to LikeMinds a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date.

           (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub (i) has the corporate power to own its properties and to carry on its business as now being or proposed to be conducted and (ii) is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Sub. Sub has delivered to LikeMinds a true and correct copy of its Articles of Incorporation and Bylaws.

     2.2. Valid and Binding Agreement; No Violation.  Andromedia and Sub have
           -----------------------------------------
all necessary power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. Subject to any required shareholder approval, the execution and delivery of this Agreement, the Employment Agreements, and the stock restriction agreements (the "Stock Restriction Agreements") (collectively, the "Transaction Documents") by Andromedia and Sub and the consummation by
     ---------------------
Andromedia and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Andromedia are necessary to authorize each of the Transaction Documents or to consummate the transactions contemplated herein or therein. Each of the Transaction Documents constitutes a legal, valid and binding agreement of Andromedia and Sub enforceable in accordance with its respective terms, and neither the execution and delivery of any of the Transaction Documents nor the consummation by Andromedia or Sub of the transactions contemplated hereby or thereby violates or conflicts with the Articles of Incorporation or Bylaws of Andromedia or Sub or any agreement, law, regulation, order, judgment or other restriction of any kind to which Andromedia or Sub is a party or by which either of them is bound.

     2.3. Capitalization.
           --------------

           (a) On the date hereof, Andromedia has authorized capital stock consisting of 20,864,512 shares, which are divided into 15,000,000 shares of common stock of which 4,009,062 shares are issued and outstanding; 248,120 shares of authorized Series A Preferred Stock, 248,120 of which are issued and outstanding; 496,790 shares of authorized Series B Preferred Stock, 496,790 of which are issued and outstanding; 1,818,182 shares of authorized Series C Preferred Stock, 1,627,269 of which are issued and outstanding; and 3,301,420 shares of authorized Series D Preferred Stock, 3,301,420 of which are issued and outstanding. All of the issued and outstanding shares of Andromedia capital stock are validly issued, fully paid and non-assessable. Except as set forth in
Schedule 2.3, there are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating Andromedia to issue or sell any additional shares of capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock in Andromedia.

           (b) Sub has authorized capital stock consisting of 100 shares of common stock all of which are issued and outstanding and held of record by Andromedia. All of the issued and outstanding shares of Sub are validly issued, fully paid and non-assessable.

           (c) Andromedia has reserved 2,570,000 shares of Common Stock for issuance to employees and consultants pursuant to Andromedia's 1996 and 1997 Stock Plans ("Andromedia Stock Plans"), of which 1,577,994 shares are subject to outstanding, unexercised options

("Andromedia Options") and 982,944 shares remain available for future grant. Andromedia has also isued a warrant (the "Andromedia Warrant") for 19,084 shares of Series C Preferred Stock. Except for the Andromedia Options and the Andromedia Warrant, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Andromedia is a party or by which it is bound obligating Andromedia to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Andromedia.

     2.4. Financial Statements.  Attached hereto as Schedule 2.4 are true,
           --------------------
complete and correct copies of (i) the audited balance sheet as of December 31, 1996 and December 31, 1997 and the related audited statements of operations and cash flow of Andromedia for each of the twelve-month periods then ended; and
(ii) the unaudited balance sheet as of July 31, 1998 and the unaudited statement of operations for the seven (7) months ended July 31, 1998 (the "Andromedia
                                                                 ----------
Financial Statements").  The Andromedia Financial Statements fairly present in
--------------------
accordance with generally accepted accounting principles consistently applied, the financial position of Andromedia as of the date indicated and the results of operations of Andromedia for the periods then ended.

     2.5. Compliance.  Except as set forth in Schedule 2.5, Andromedia is not
           ----------
in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to it or by which any of its property or assets is bound or affected or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such entity it is a party or by which it or any property or asset of it is bound or affected, the violation of which could have a material effect on Andromedia, its business operations, prospects, assets or capital stock.

     2.6. Government Regulation.  Andromedia holds all material licenses,
           ---------------------
certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of its business and ownership of its properties. Except as set forth in Schedule 2.6, Andromedia has complied with, and has not received any notice that it is in violation of, any applicable federal, state or local statute, regulation, ordinance, rule, judgment or decree.

     2.7. Litigation.  Except as set forth in Schedule 2.7, there are as of the
           ----------
date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Andromedia, threatened against or affecting the properties, assets, rights or business of Andromedia or the right to carry on or conduct its business, nor are there to the knowledge of Andromedia any grounds therefor, which, if adversely determined, would in the aggregate materially adversely affect the business, operations, properties or financial condition of Andromedia. As of the date hereof, no judgment, order, decree or award has been entered against Andromedia nor to the knowledge of Andromedia has any liability been incurred which has or could have such effect.

     2.8.  Title to Assets.  Except as set forth in Schedule 2.8 or reflected
            ---------------
in the Andromedia Financial Statements, Andromedia has good and marketable title to and possession of all of its real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others which could have a material effect on Andromedia, its business operations, prospects or capital stock.

     2.9.  Undisclosed Liabilities and Existing Commitments.  Except as set
            ------------------------------------------------
forth in Schedule 2.9, Andromedia has no debt, liability or obligation (whether accrued, contingent, absolute or otherwise) that is not reflected or reserved against in the Andromedia Financial Statements or was not incurred in the ordinary course of its business. Andromedia has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

     2.10. Defaults.  As of the date hereof, Andromedia is not in material
            --------
breach or material default under any agreement or commitment to which it is a party; and no event has occurred which, after the giving of notice, the lapse of time or otherwise, would constitute a default under, or result in a breach of, any such agreement or commitment.

     2.11. Taxes.  Andromedia has filed with the appropriate government
            -----
agencies all tax or information returns and tax reports required to be filed. All federal, state, local and foreign income, franchise, sales, use, occupation, property, excise or other taxes whether or not yet due have been fully paid or adequately provided for. There are no actions, proceedings, examinations, or claims pending or, to the knowledge of Andromedia, threatened by any governmental entity for or relating to taxes with respect to Andromedia and no agreements or waivers extending the statue of limitations period therefor.

     2.12. Intellectual Property.
            ---------------------

            (a) Andromedia owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Andromedia as currently conducted or as proposed to be conducted by Andromedia (such ownership rights or rights to use being referred to as the "Andromedia Intellectual Property Right(s)").
                              -----------------------------------------
Schedule 2.12(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in Andromedia Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Andromedia Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

          (b) Schedule 2.12(b) sets forth a complete list of all licenses, sublicenses and other agreements to which Andromedia is a party and pursuant to which Andromedia or any other person is authorized to use any Andromedia Intellectual Property Right (excluding End-User Licenses as defined herein) or trade secret of Andromedia, and such licenses, sublicenses and other agreements listed on Schedule 2.12(b) have been delivered to LikeMinds. The execution and delivery of this Agreement by Andromedia, and the consummation of the transactions contemplated hereby, will neither cause Andromedia to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.12(a) or 2.12(b), Andromedia is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Andromedia Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Andromedia Intellectual Property Rights are being used.

          (c) No claims with respect to Andromedia Intellectual Property Rights have been asserted or are, to Andromedia's knowledge, threatened by any person, nor are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Andromedia infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by Andromedia of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in Andromedia's business as currently conducted or as proposed to be conducted by Andromedia, or (iii) challenging the ownership by Andromedia, validity or effectiveness of any of Andromedia Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Andromedia are valid and subsisting. Andromedia has not infringed, and the business of Andromedia as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of Andromedia Intellectual Property Rights by any third party, including any employee or former employee of Andromedia. No Andromedia Intellectual Property Right or product of Andromedia or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Andromedia. Each employee, consultant or contractor of Andromedia has executed a proprietary information and confidentiality agreement substantially in Andromedia's standard forms, which standard proprietary information and confidentiality agreement has been made available to LikeMinds for review. All software included in Andromedia Intellectual Property Rights is original with Andromedia and has been either created by employees of Andromedia on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Andromedia.

     2.13. Books and Records.
            -----------------

            (a) The books and records of accounts of Andromedia (i) are in all material respects thorough, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years,
(iii) state in reasonable detail and accurately reflect the acquisitions and disposition of Andromedia's assets and (iv) accurately and fairly reflect in all material respects the basis for the Andromedia Financial Statements.

            (b) The minute book of Andromedia as made available to LikeMinds for review is complete and correctly reflects in all material respects all corporate actions taken by the Board of Directors of Andromedia and all committees thereof and by its shareholders.

     2.14. Restrictions on Business Activities.  There is no agreement
            -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which Andromedia is a party or otherwise binding upon Andromedia which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Andromedia, any acquisition of property (tangible or intangible) by Andromedia or the conduct of business by Andromedia as currently conducted or as proposed to be conducted. Without limiting the foregoing, Andromedia has not entered into any agreement under which Andromedia is restricted from developing, selling, licensing, marketing, promoting or otherwise distributing any products, services or technology to any class of customers, or entering into any strategic alliances, in any geographic area, during any period of time or in any segment of the market.

     2.15   Employment Matters.  Schedule 2.15 lists all contracts, agreements,
            ------------------
arrangements and understandings, whether written or oral, with respect to the payment or delivery to any person of compensation, bonuses, perquisites, benefits and other items of value by Andromedia, to the extent that any such item has a value of more than $25,000 in any calendar year.

            (a) Schedule 2.15 contains a true and complete list of each pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits plan, program, arrangement or contract, and each other employee benefit plan, program, arrangement or contract, maintained, contributed to, or required to be contributed to, or promised by Andromedia for the benefit of any current or former employee, director or agent of LikeMinds, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Andromedia Benefit Plans"). Andromedia does not have any express or implied
     ------------------------
commitment or any contract to create any additional Andromedia Benefit Plan or modify any existing Andromedia Benefit Plan, other than as may be required to comply with ERISA or the Code. Andromedia has delivered to LikeMinds, with respect to each applicable Andromedia Benefit Plan (i) true and complete copies of all documents embodying or relating to each Andromedia Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals, and all amendments and supplements thereto; (ii) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and
(iii) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any.

          (b) Andromedia has performed the obligations required to be performed by it under, and is not in default under or in violation of, any and all of the Andromedia Benefit Plans, and each Andromedia Benefit Plan has been operated in all material respects in accordance with the requirements of all applicable laws and regulations. Neither any Andromedia Benefit Plan or fiduciary nor Andromedia has taken any action, or failed to take any action, that could subject it or any other person to any material liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with an Andromedia Benefit Plan.

          (c) At no time has Andromedia been required to contribute to any "multi-employer plan" (within meaning of Section 3(37) of ERISA) and Andromedia has no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multi-employer plan. Andromedia does not participate in any "multiple employer plans," within the meaning of ERISA.

          (d) No Andromedia Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of Andromedia or beneficiary thereof, except to the extent (i) required under any state insurance law providing for a conversion option under a group insurance policy or health care continuation coverage similar to the continuation coverage required under Section 601 et seq. of ERISA, or (ii) under
Section 601 et seq.  of ERISA.

          (e) No Andromedia Benefit Plan or fiduciary has nor does Andromedia have any liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any Andromedia Benefit Plan.

          (f) Each Andromedia Benefit Plan may be terminated by Andromedia at any time without acceleration or additional vesting or any benefits and without payment of any amount as a penalty, bonus, premium, severance pay or other compensation or amount.

     2.16 No Changes.  Except as set forth in Schedule 2.16, since the date of
          ----------
the Andromedia Financial Statements, there has not been, occurred or arisen any:

          (a) transaction by Andromedia except in the ordinary course of business as conducted as of the date of Andromedia Financial Statements and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of Andromedia;

          (c) capital expenditure or commitment by Andromedia, either individually or in the aggregate, exceeding $150,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of Andromedia (whether or not covered by insurance);

          (e) claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Andromedia;

          (g)  revaluation by Andromedia of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Andromedia, or any direct or indirect redemption, purchase or other acquisition by Andromedia of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business and consistent with past practices and Schedule 2.16(i) lists all salary increases in excess of 10% and any bonus or other compensation arrangement exceeding $10,000;

          (j) sale, lease, license or other disposition of any of the assets or properties of Andromedia, except in the ordinary course of business and consistent with past practices;

          (k) material amendment or termination of any material contract, agreement or license to which Andromedia is a party or by which it is bound;

          (l) loan by Andromedia to any person or entity, incurring by Andromedia of any indebtedness, guaranteeing by Andromedia of any indebtedness, issuance or sale of any debt securities of Andromedia or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of Andromedia, including any write-off or other compromise of any account receivable of Andromedia;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Andromedia or its affairs;

          (o) notice of any claim of ownership by a third party of Andromedia's Intellectual Property Rights if Andromedia has an ownership interest in such rights or of infringement by Andromedia of any third party's intellectual property rights;

          (p) issuance or sale by LikeMinds of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by Andromedia to its customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to Andromedia;

          (r) event or condition of any character that has or could be reasonably expected to have a material adverse effect on Andromedia, its business, operations, prospects, assets or capital stock; or

          (s) negotiation or agreement by Andromedia or any of its officers or employees to do any of the things described in the preceding clauses (a) through
(r) (other than negotiations with LikeMinds and its representatives regarding the transactions contemplated by this Agreement).


    2.17. Disclosure.  No representation or warranty of Andromedia or Sub
          ----------
in this Agreement or any other document delivered pursuant hereto or any statement, document, certificate, schedule or exhibit furnished or to be furnished by Andromedia or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statement contained therein not misleading. To the best knowledge of Andromedia and Sub, after reasonable investigation there is no fact which Andromedia or Sub has not disclosed in writing to LikeMinds which materially adversely affects, or may materially adversely affect, Andromedia or Sub, their respective business, operations, prospects, assets or capital stock.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF LIKEMINDS
                  -------------------------------------------

     Except as otherwise qualified in the Schedules attached hereto, LikeMinds hereby represents and warrants to each of Andromedia and Sub as follows:

     3.1. Organization and Good Standing.  LikeMinds is a corporation duly
            ------------------------------
organized, validly existing and in good standing under the laws of the State of California. LikeMinds is duly licensed, domesticated or qualified and in good standing in those states in which the nature of its assets or the business conducted by it makes qualification necessary and where the failure to so qualify would have a material adverse affect on LikeMinds.

     3.2. Valid and Binding Agreement; No Violation.  LikeMinds has all
            -----------------------------------------
necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to any required director and shareholder approval, the execution and delivery of this Agreement by LikeMinds and the consummation by LikeMinds of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of LikeMinds are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement constitutes a legal, valid and binding obligation of LikeMinds, enforceable in accordance with its terms, and neither the execution and delivery of this Agreement, nor the consummation by LikeMinds of the transactions contemplated hereby violates or conflicts with the Articles of Incorporation or Bylaws of LikeMinds or any agreement, law, regulation, order, judgment or other restriction of any kind to which LikeMinds is a party or by which it is bound.

     3.3. Capitalization.  LikeMinds has authorized capital stock consisting
            --------------
of 10,000,000 shares of Common Stock, 2,821,085 of which are issued and outstanding, and 1,000,000 shares of Preferred Stock, 602,461 of which are issued and outstanding. All of the issued and outstanding shares of LikeMinds capital stock are validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.3, as of the Closing Date there are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating LikeMinds to issue or sell any additional shares of capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock of LikeMinds.

     3.4. Financial Statements.  Attached hereto as Schedule 3.4 are true,
            --------------------
complete and correct copies of LikeMinds' unaudited balance sheet as of December 31, 1996 and December 31, 1997 and the related unaudited statements of operations and cashflow for each of the twelve-month periods then ended, and LikeMinds' unaudited balance sheet as of August 31, 1998, and the related unaudited statement of operations for the eight (8) months then ended (the "LikeMinds Financial Statements"). The LikeMinds Financial Statements fairly
 ------------------------------
present in accordance with
generally accepted principles consistently applied, the financial position of LikeMinds as of the date indicated in the results of operations of LikeMinds for the periods then ended.

     3.5.  Compliance. Except as set forth in Schedule 3.5, LikeMinds is not
             ----------
in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to it or by which any of its property or assets is bound or affected or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, certificate, franchise or other instrument or obligation to which any such entity it is a party or by which it or any property or asset of it is bound or affected, the violation of which could have a material effect on LikeMinds, its business operations, prospects, assets or capital stock.

     3.6.  Government Regulation.  LikeMinds holds all material licenses,
             ---------------------
certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of its business and ownership of its properties. Except as set forth in Schedule 3.6, LikeMinds has complied with, and has not received any notice that it is in violation of, any applicable federal, state or local statute, regulation, ordinance, rule, judgment or decree.

     3.7.  Litigation. Except as set forth in Schedule 3.7, there are as of
             ----------
the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of LikeMinds, threatened against or affecting the properties, assets, rights or business of LikeMinds or the right to carry on or conduct its business, nor are there to the knowledge of LikeMinds any grounds therefor, which, if adversely determined, would in the aggregate materially adversely affect the business, operations, properties or financial condition of LikeMinds. As of the date hereof, no judgment, order, decree or award has been entered against LikeMinds nor to the knowledge of LikeMinds has any liability been incurred which has or could have such effect.

     3.8.  Title to Assets. Except as set forth in Schedule 3.8 or reflected
             ---------------
on the LikeMinds Financial Statements, LikeMinds has good and marketable title to and possession of all of its real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others which could have a material effect on LikeMinds, its business operations, prospects or capital stock.

     3.9.  Undisclosed Liabilities and Existing Commitments. Except as set
             ------------------------------------------------
forth in Schedule 3.9: (a) LikeMinds has no debt, liability or obligation (whether accrued, contingent, absolute or otherwise) that is not reflected or reserved against in the LikeMinds Financial Statements or was not incurred in the ordinary course of its business; (b) LikeMinds has no existing contracts with directors, officers, employees or shareholders that are not cancelable by LikeMinds on notice of not longer than thirty (30) days without liability, penalty or premium; and (c) LikeMinds has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

       3.10. Defaults. As of the date hereof, LikeMinds is not in material
             --------
breach or material default under any agreement or commitment to which it is a party; and no event has occurred which, after the giving of notice, the lapse of time or otherwise, would constitute a default under, or result in a breach of, any such agreement or commitment.

       3.11. Intellectual Property.
             ---------------------

             (a) LikeMinds owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of LikeMinds as currently conducted or as proposed to be conducted by LikeMinds (such ownership rights or rights to use being referred to as the "LikeMinds Intellectual Property Right(s)"). Schedule
                          ----------------------------------------
3.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in LikeMinds Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such LikeMinds Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

             (b) Schedule 3.11(b) sets forth a complete list of all licenses, sublicenses and other agreements to which LikeMinds is a party and pursuant to which LikeMinds or any other person is authorized to use any LikeMinds Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User
                                                                        --------
Licenses")) or trade secret of LikeMinds, and such licenses, sublicenses and
--------
other agreements listed on schedule 3.11(b) have been delivered to Andromedia. The execution and delivery of this Agreement by LikeMinds, and the consummation of the transactions contemplated hereby, will neither cause LikeMinds to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 3.11(a) or 3.11(b), LikeMinds is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), LikeMinds Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which LikeMinds Intellectual Property Rights are being used.

             (c) No claims with respect to LikeMinds Intellectual Property Rights have been asserted or are, to LikeMinds' knowledge, threatened by any person, nor are there any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of LikeMinds infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by LikeMinds of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in LikeMinds' business as currently conducted or as proposed to be conducted by LikeMinds, or (iii) challenging the ownership by LikeMinds, validity or effectiveness of any of LikeMinds Intellectual Property Rights. All registered trademarks, service marks and copyrights held by LikeMinds are valid and subsisting. LikeMinds has not infringed, and the business of LikeMinds as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of LikeMinds Intellectual Property Rights by any third party, including any employee or former employee of LikeMinds. No LikeMinds Intellectual Property Right or product of LikeMinds or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by LikeMinds. Each employee, consultant or contractor of LikeMinds has executed a proprietary information and confidentiality agreement substantially in LikeMinds's standard forms. Except for software licensed to LikeMinds, all software included in LikeMinds Intellectual Property Rights (i) is original with LikeMinds and has been either created by employees of LikeMinds on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to LikeMinds, or (ii) was acquired by LikeMinds and the representations made by the seller of such software have been delivered to Andromedia.

       3.12.  Taxes. LikeMinds has filed with the appropriate government
              -----
agencies all tax or information returns and tax reports required to be filed. All federal, state, local and foreign income, franchise, sales, use, occupation, property, excise or other taxes whether or not yet due have been fully paid or adequately provided for on the LikeMinds Financial Statements. There are no actions, proceedings, examinations, or claims pending or threatened by any governmental entity for or relating to taxes with respect to LikeMinds and no agreements or waivers extending the statue of limitations period therefor. LikeMinds has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f) of the Code) owned by LikeMinds. LikeMinds is not a party to any tax sharing indemnification or allocation agreement nor does LikeMinds owe any amount under any such agreement.

     There is no contract, agreement, plan or arrangement to which LikeMinds is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of LikeMinds, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

       3.13. Books and Records.
             -----------------

             (a) The books and records of accounts of LikeMinds (i) are in all material respects thorough, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior months,
(iii) state in reasonable detail and accurately reflect the acquisitions and disposition of LikeMinds's assets and (iv) accurately and fairly reflect in all material respects the basis for the LikeMinds Financial Statements.

             (b) The minute book of LikeMinds is complete and correctly reflects in all material respects all corporate actions taken by the Board of Directors of LikeMinds and all committees thereof and by its shareholders.

       3.14. Bank Accounts. Schedule 3.14 sets forth the names and location of
             -------------
all banks, trust companies, savings and loan associations and other financial institutions at which LikeMinds maintains safe deposit boxes, lock boxes or bank accounts of any nature in the names of all persons authorized to draw thereon, make withdrawals therefrom, or have access thereto.

       3.15. Employment Matters.  Schedule 3.15 lists all contracts, agreements,
             ------------------
arrangements and understandings, whether written or oral, with respect to the payment or delivery to any person of compensation, bonuses, perquisites, benefits and other items of value by LikeMinds, to the extent that any such item has a value of more than $25,000 in any calendar year.

             (a) Schedule 3.15 contains a true and complete list of each pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits plan, program, arrangement or contract, and each other employee benefit plan, program, arrangement or contract, maintained, contributed to, or required to be contributed to, or promised by LikeMinds for the benefit of any current or former employee, director or agent of LikeMinds, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")
                                                              -----
(collectively, the "LikeMinds Benefit Plans"). LikeMinds does not have any
                    -----------------------
express or implied commitment or contract to create any additional Benefit Plan or modify any existing LikeMinds Benefit Plan, other than as may be required to comply with ERISA or the Code. LikeMinds has delivered to Andromedia, with respect to each applicable LikeMinds Benefit Plan (i) true and complete copies of all documents embodying or relating to each LikeMinds Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals, and all amendments and supplements thereto; (ii) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and (iii) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any.
  ---

             (b) None of the LikeMinds Benefit Plans are subject to Title IV of ERISA.

             (c) LikeMinds has performed the obligations required to be performed by it under, and is not in default under or in violation of, any and all of the LikeMinds Benefit Plans, and each Benefit Plan has been operated in all material respects in accordance with the requirements of all applicable laws and regulations. Neither any LikeMinds Benefit Plan or fiduciary nor LikeMinds has taken any action, or failed to take any action, that could subject it or any other person to any material liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with a LikeMinds Benefit Plan.

             (d) At no time has LikeMinds been required to contribute to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA) and LikeMinds has no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multi-employer plan. LikeMinds does not participate in any "multiple employer plans," within the meaning of ERISA.

             (e) No LikeMinds Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of LikeMinds or beneficiary thereof, except to the extent (i) required under any state insurance law providing for a conversion option under a group insurance policy or health care continuation coverage similar to the continuation coverage required under Section 601 et seq. of ERISA, or (ii) under
Section 601 et seq. of ERISA.

             (f) No LikeMinds Benefit Plan or fiduciary has nor does LikeMinds have any liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any LikeMinds Benefit Plan.

             (g) Each LikeMinds Benefit Plan may be terminated by LikeMinds at any time without acceleration or additional vesting of any benefits and without payment of any amount as a penalty, bonus, premium, severance pay or other compensation or amount.

       3.16. Property.
             --------

             (a)  Schedule 3.16 contains an accurate and complete list of:

                  (i) all real property owned by LikeMinds which is used by LikeMinds in connection with the operation of its business;

                  (ii)  the fixed assets, inventory and supplies (the "LikeMinds
                                                                       ---------
Equipment") owned by LikeMinds as of July 31, 1998.; and
---------

                  (iii) all liens, claims, encumbrances and restrictions on the LikeMinds Equipment.

             (b) LikeMinds has delivered to Andromedia copies of all loan agreements, indentures, mortgages, pledges, security agreements, equipment obligations, guarantees, leases (including leases of real and personal property) or lease purchase agreements to which LikeMinds is a party or by which it is bound.

       3.17. Restrictions on Business Activities.  There is no agreement
             -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which LikeMinds is a party or otherwise binding upon LikeMinds which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of LikeMinds, any acquisition of property (tangible or intangible) by LikeMinds or the conduct of business by LikeMinds. Without limiting the foregoing, LikeMinds has not entered into any agreement under which LikeMinds is restricted from developing, selling, licensing, marketing, promoting or otherwise distributing any products, services or technology to any class of customers, or entering into any strategic alliances, in any geographic area, during any period of time or in any segment of the market.

       3.18. Material Events and Contracts.  Schedule 3.18 sets forth a list of
             -----------------------------
any and all material transactions, events and contracts occurring or executed since December 31, 1996, other than those already disclosed pursuant to this
Article 3, that are of material importance to LikeMinds or have the potential to have a material adverse effect on LikeMinds, its business, operations, prospects, assets or capital stock.

       3.19. No Changes.  Except as set forth in Schedule 3.19, since the date
             ----------
of the LikeMinds Financial Statements, there has not been, occurred or arisen any:

             (a) transaction by LikeMinds except in the ordinary course of business as conducted as of the date of the LikeMinds Financial Statements and consistent with past practices;

             (b) amendments or changes to the Articles of Incorporation or Bylaws of LikeMinds;

             (c) capital expenditure or commitment by LikeMinds, either individually or in the aggregate, exceeding $25,000;

             (d) destruction of, damage to or loss of any material assets, business or customer of LikeMinds (whether or not covered by insurance);

             (e) claim of wrongful discharge or other unlawful labor practice or action;

             (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by LikeMinds;

             (g)  revaluation by LikeMinds of any of its assets;

             (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of LikeMinds, or any direct or indirect redemption, purchase or other acquisition by LikeMinds of any of its capital stock;

             (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business and consistent with past practices and Schedule 3.19(i) lists all salary increases in excess of 10% and any bonus or other compensation arrangement exceeding $10,000;

             (j) sale, lease, license or other disposition of any of the assets or properties of LikeMinds, except in the ordinary course of business and consistent with past practices;

             (k) material amendment or termination of any material contract, agreement or license to which LikeMinds is a party or by which it is bound;

             (l) loan by LikeMinds to any person or entity, incurring by LikeMinds of any indebtedness, guaranteeing by LikeMinds of any indebtedness, issuance or sale of any debt securities of LikeMinds or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

             (m) waiver or release of any right or claim of LikeMinds, including any write-off or other compromise of any account receivable of LikeMinds;

             (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of LikeMinds or its affairs;

             (o) notice of any claim of ownership by a third party of LikeMinds Intellectual Property Rights if LikeMinds has an ownership interest in such rights or of infringement by LikeMinds of any third party's intellectual property rights;

             (p) issuance or sale by LikeMinds of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

             (q) change in pricing or royalties set or charged by LikeMinds to its customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to LikeMinds;

             (r) event or condition of any character that has or could be reasonably expected to have a material adverse effect on LikeMinds, its business, operations, prospects, assets or capital stock; or

             (s) negotiation or agreement by LikeMinds or any of its officers or employees to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Andromedia and its representatives regarding the transactions contemplated by this Agreement).

     3.20.   Disclosure.  No representation or warranty of LikeMinds in this
             ----------
Agreement or any other document delivered pursuant hereto or any statement, document, certificate, schedule or exhibit furnished or to be furnished by LikeMinds pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statement contained therein not misleading. To the best knowledge of LikeMinds, after reasonable investigation there is no fact which LikeMinds has not disclosed in writing to Andromedia which materially adversely affects, or may materially adversely affect, LikeMinds, its business, operations, prospects, assets or capital stock.

                                  ARTICLE IV
                            COVENANTS OF LIKEMINDS
                            ----------------------

      4.1.   Conduct of Business Until Closing Date. Between the date hereof and
             --------------------------------------
the Closing Date, unless prior written consent of Andromedia is obtained, and except pursuant to existing agreements disclosed herein or hereunder, LikeMinds:
(a) will carry on its business diligently and substantially in the same manner as heretofore conducted, and will not enter into any transaction other than in the ordinary course of business; (b) will not declare or pay any dividend or make any other distribution in respect of any capital stock of LikeMinds; and
(c) will not amend the Articles of Incorporation or Bylaws of LikeMinds or make any change in the authorized, issued or outstanding capital stock of LikeMinds.

      4.2.   Inspection.  Between the date hereof and the Closing Date and upon
             ----------
reasonable notice, Andromedia and its authorized representatives shall be permitted full access during normal business hours to all properties, books, records, contracts and documents of LikeMinds. LikeMinds shall furnish to Andromedia and its authorized representatives all information with respect to the affairs of LikeMinds as Andromedia may reasonably request.

                                   ARTICLE V
                        COVENANTS OF ANDROMEDIA AND SUB
                        -------------------------------

     5.1.   Conduct of Business Until Closing Date.  Between the date hereof and
            --------------------------------------
the Closing Date, unless prior written consent of LikeMinds is obtained, and except pursuant to existing agreements disclosed herein or hereunder,
Andromedia: (a) will carry on its business diligently and substantially in the same manner as heretofore conducted, and will not enter into any transaction other than in the ordinary course of business; (b) will not declare or pay any dividend or make any other distribution in respect of any capital stock of Andromedia; and (c) will not amend the Articles of Incorporation or Bylaws of Andromedia or make any change in the authorized, issued or outstanding capital stock of Andromedia.

     5.2.   Inspection.  Between the date hereof and the Closing Date and upon
            ----------
reasonable notice, LikeMinds and its authorized representatives shall be permitted full access during normal business hours to all properties, books, records, contracts and documents of Andromedia and Sub. Andromedia and Sub shall furnish to LikeMinds and its authorized representatives all information with respect to the affairs of Andromedia and Sub as LikeMinds may reasonably request.

     5.3.   Amendment to Investors' Rights Agreement.  The Company will use its
            ----------------------------------------
reasonable best efforts to obtain as soon as practicable following the Closing the consent of the holders of a majority of the Registrable Securities (as defined in the Andromedia, Inc. Amended and Restated Investors' Rights Agreement (the "Rights Agreement")) to amend the Rights Agreement substantially in the form attached hereto as Exhibit G (the "Amended Rights Agreement"). The Company covenants and agrees that it will execute the Amended Rights

                                  ARTICLE VI
           CONDITIONS PRECEDENT TO OBLIGATIONS OF ANDROMEDIA AND SUB
           ---------------------------------------------------------

     The obligations of Andromedia and Sub to consummate the transactions contemplated hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Andromedia or Sub may otherwise waive in writing:

      6.1.  Representations, Warranties and Covenants.  All representations and
            -----------------------------------------
warranties of LikeMinds contained in this Agreement shall be true in all material respects on and as of the Closing Date; LikeMinds shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date; and Andromedia shall have received a certificate to such effect signed on behalf of LikeMinds by a duly authorized officer of LikeMinds.

      6.2.  Adverse Changes. From the date hereof to the Closing Date, there
            ---------------
will have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business of LikeMinds.

      6.3.  Approval by Directors and Shareholders. The Directors and all of the
            --------------------------------------
shareholders of LikeMinds shall have approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and Bylaws of LikeMinds. All LikeMinds shareholders must waive any dissenters rights or appraisal rights related to the Merger.

      6.4.  Additional Agreements.
            ---------------------

            (a) Each employee of LikeMinds who holds Shares of LikeMinds Common Stock (such Shares held by each employee to be referred to as "Employee Shares") shall have entered into a Stock Restriction Agreement (a "Stock Restriction
                                                          -----------------
Agreement") with Andromedia in substantially the form set forth in Exhibit C.
---------                                                          ---------
The Stock Restriction Agreement will grant Andromedia the right to repurchase the Employee Shares such that (i) 30/48th of the Employee Shares will be vested on the Closing Date; (ii) 12/48th of the Employee Shares will vest twelve (12) months following the Closing Date; and (iii) 1/48 of the Employee Shares will vest each month thereafter; subject to, in the case of (ii) and (iii) above, continued employment by such employee.

            (b) Each employee of LikeMinds shall have entered into an Employment Agreement with Andromedia in substantially the form set forth in Exhibit B. Andromedia will use its best efforts to transition the employees of
---------
LikeMinds as soon as possible after the Effective Date to employment benefit plan packages that are substantially equivalent to those maintained by Andromedia for its employees generally. Andromedia will cause the employee benefit plans and packages to which the employees of LikeMinds are transitioned to give full credit for each employee's period of service with LikeMinds prior to the Effective Date for all purposes for which the service would be recognized under Andromedia employee benefit plans or arrangements.

      6.5.  Termination of Agreements.  All existing employment agreements with
            -------------------------
employees of LikeMinds as well as all other agreements and arrangements requiring the payment of compensation, expenses or reimbursements to such parties shall have been terminated and LikeMinds shall have no further obligation under such agreements.

     6.7.   Permits.  All approvals from government authorities, including any
            -------
requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger, shall have been obtained. All such permits and approvals are listed in Schedule 6.7.

     6.8.   Investment Representation Statement.  All shareholders of LikeMinds
            -----------------------------------
that are to receive shares of Andromedia Common Stock as part of the Merger shall have executed and delivered to Andromedia an Investment Representation Statement (the "Investment
                                                                     ----------
Representation Statement") in substantially the form attached hereto as Exhibit
------------------------                                                -------
D.
-

     6.9.   Legal Opinion of Fenwick & West, LLP. Andromedia shall have received
            -------------------------------------
an opinion of Fenwick & West, LLP, counsel to LikeMinds, in substantially the form attached hereto as Exhibit E.


     6.10.  Management Certificates.  Management Certificates in the form set
            -----------------------
forth in  Exhibit A shall be executed by the respective parties.
          ---------


     6.11.  Neonics Agreement.  LikeMinds shall have executed an intellectual
            -----------------
property assignment with Neonics and John Hey satisfactory to Andromedia in its sole discretion.

     6.12.  Consents and Approvals.  Each Party shall have obtained any and all
            ---------------------
consents required for consummation of the Merger or for the preventing of any default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect upon Andromedia. All such consents are listed in Schedule 6.11.

     6.11.  Conversion of LikeMinds Preferred Stock.  All LikeMinds Preferred
            ---------------------------------------
Stock shall have converted to LikeMinds Common Stock in accordance with the LikeMinds Articles of Incorporation and any other relevant agreements, laws and regulations.

                                  ARTICLE VII
                CONDITIONS PRECEDENT TO OBLIGATION OF LIKEMINDS
                -----------------------------------------------

     The obligations of LikeMinds to consummate the transactions contemplated hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as LikeMinds may otherwise waive in writing:

       7.1. Representations, Warranties and Covenants.  All representations and
            -----------------------------------------
warranties of Andromedia and Sub contained in this Agreement shall be true in all material respects on and as of the Closing Date. Andromedia and Sub shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date.

       7.2. Adverse Change. From the date hereof to the Closing Date, there will
            --------------
have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business of Andromedia.

       7.3. Approval by Sub Shareholder.  Andromedia, in its capacity as sole
            ---------------------------
shareholder of Sub, shall have unanimously approved and adopted this Agreement and the transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and Bylaws of Sub.

       7.4. Material Actions, Debts or Defaults. On the Closing Date, there
            -----------------------------------
shall not be: (i) except as set forth in Schedule 2.7 or as otherwise disclosed to LikeMinds prior to the date hereof, any material actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Andromedia, threatened against or materially affecting the properties, assets, rights or business of Andromedia or Sub or the right to carry on or conduct their business; (ii) any known material debt, liability or obligation of Andromedia or Sub (whether accrued, contingent, absolute or otherwise) required to be reflected in a corporate balance sheet or the notes thereto that is not reflected or reserved against in the Andromedia Financial Statements or was not incurred in ordinary course of business; or (iii) any material breach or material default of Andromedia or Sub known to either Andromedia or Sub under any agreement or commitment to which it is a party, or under any loan agreement, note, security agreement or guarantee; any of the foregoing of which would have a material adverse effect upon the financial condition of, or upon the properties, assets, liabilities, rights or business, taken as a whole, of Andromedia or Sub.

       7.5. Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.  LikeMinds
            -------------------------------------------------------
shall have received an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to Andromedia and Sub, in substantially the form attached hereto as Exhibit F.
---------

       7.6. Additional Agreements.
            ---------------------

            (a) Each employee of LikeMinds who holds Shares of LikeMinds Common Stock (such Shares held by each employee to be referred to as "Employee Shares") shall have entered into a Stock Restriction Agreement (a "Stock Restriction
                                                          -----------------
Agreement") with Andromedia in substantially the form set forth in Exhibit C.
---------                                                          ---------
The Stock Restriction Agreement will grant Andromedia the right to repurchase the Employee Shares such that (i) 30/48th of the Employee Shares will be vested on the Closing Date; (ii) 12/48th of the Employee Shares will vest twelve (12) months following the Closing Date; and (iii) 1/48 of the Employee Shares will vest each month thereafter; subject to, in the case of (ii) and (iii) above, continued employment by such employee.

            (b) Each employee of LikeMinds shall have entered into an Employment Agreement with Andromedia in substantially the form set forth in Exhibit B.
---------

     7.7. Permits.  All approvals from government authorities, including any
          -------
requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger, shall have been obtained. All such permits and approvals are listed in Schedule 6.7.

     7.8. Management Certificates.  Management Certificates in the form set
          -----------------------
forth in Exhibit A shall be executed by the respective parties.
         ---------

     7.9. Consents and Approvals.  Each Party shall have obtained any and all
          ----------------------
consents required for consummation of the Merger or for the preventing of any default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect upon Andromedia. All such consents are listed in Schedule 6.10.



                                  ARTICLE VII
              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
              --------------------------------------------------

        8.1.   Survival of Representations, Warranties and Covenants. All
               -----------------------------------------------------
covenants to be performed prior to the Effective Time, representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and remain in full force and effect until the first anniversary of the Effective Time (the "Expiration Date").
                                              ---------------

        8.2.   Escrow Arrangements.
               -------------------

          (a)  Escrow Fund.  Two distinct sub accounts (the "First Sub Account
               -----------
Fund" and the "Second Sub Account Fund") in one escrow fund (the "Escrow Fund") shall be created. As soon as practicable after the effective time, a total of 297,512 shares of Andromedia Common Stock (the "Escrow Amount") as described in Sections 8.2(a)(i) and (ii) shall be deposited with U.S. Bank, (or other institution acceptable to Andromedia and the Securityholder Agent (as defined in
Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to
                                             ------------
constitute the Escrow Fund to be governed by the terms set forth herein and at Andromedia's cost and expense.

               (i) The First Sub Account. At the Effective Time, the shareholders of LikeMinds will be deemed to have received and deposited with the Escrow Agent (as defined below) without any act of any shareholder 173,240 shares of Andromedia Common Stock, which is equal to ten percent (10%) of the shares of Andromedia Common Stock to be delivered to the shareholders of LikeMinds by Andromedia (such escrowed shares, plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Andromedia after the Effective Time, collectively comprising the First Sub Account Amount). As soon as practicable after the Effective Time, the First Sub Account Amount, without any act of any shareholder, will be deposited into the First Sub Account Fund. The portion of the First Sub Account Amount contributed on behalf of each shareholder of LikeMinds shall be in proportion to the aggregate Andromedia Common Stock which such holder would otherwise be entitled under Section 1.5. The First Sub Account Fund shall be available to compensate Andromedia and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively
                                                       ----
"Losses") incurred by Andromedia, its officers, directors, or affiliates
 ------
(together the "Indemnified Persons") directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of LikeMinds contained in
Article III herein (as modified by LikeMinds Schedules). Andromedia and LikeMinds each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Andromedia may not receive any shares from the First Sub Account Fund unless and until an Officer's Certificate (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $25,000, has been delivered to the Escrow Agent as provided in paragraph (e) below; in such case, Andromedia may recover its Losses, if any, from the First Sub Account Fund in excess of the first $25,000. The First Sub Account shall be the exclusive remedy of Andromedia and the other Indemnified Persons for any Loss hereunder.

               (ii) The Second Sub Account. The Second Sub Account Fund shall be created to compensate LikeMinds shareholders for conversion adjustments given to holders of Andromedia Series D Preferred Stock ("Series D Holders") as required under Article III Section 5(e) of Andromedia's Sixth Amended and Restated Articles of Incorporation (the "Andromedia Articles"). As soon as practicable after the Effective Time, Andromedia shall deposit with the Escrow Agent without any act of any LikeMinds shareholder 124,272 shares of Andromedia Common Stock (such escrowed shares, plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Andromedia after the Effective Time, collectively comprising the "Second Sub Account Amount").
                                             -------------------------

                    (A) If Andromedia determines that the milestones described in Article III Section 5(e)(ii)(A) of the Andromedia Articles have been met and that the Series D Holders will not receive a conversion adjustment under the Andromedia Articles, Andromedia shall notify the Escrow Agent which shall distribute all shares in the Second Sub Account Fund to Andromedia. Such shares shall be voided by Andromedia.

                    (B) If the Series D Holders receive the adjustment described in Article III Section 5(e)(ii)(B) of the Andromedia Articles, at such time Andromedia shall notify the Escrow Agent which shall distribute 57,000 shares (adjusted for any stock split, stock dividend or recapitalization) to the shareholders of LikeMinds in proportion to their respective original contributions to the First Sub Account Fund. At the same time, the remainder of the

Second Account Amount shall be distributed to Andromedia. Shares distributed to Andromedia shall be voided.

                    (C) If the Series D Holders receive the adjustment described in Article III Section 5(e)(ii)(C) of the Andromedia Articles, at such time Andromedia shall notify the Escrow Agent which shall distribute the Second Sub Account Amount to the shareholders of LikeMinds in proportion to their respective original contributions to the First Sub Account Fund.

          (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------

               (i) The First Sub Account. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Standard Time, on the Expiration Date (the "First Sub Account Escrow Period"); provided that the
                      -------------------------------
Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Andromedia, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such First Sub Account Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the shareholders of LikeMinds the remaining portion of the Escrow Fund and not be required to satisfy such claims. Deliveries of First Sub Account Amounts to the shareholders of LikeMinds pursuant to this Section 8.2(b)(i) shall be made in proportion to their respective original contributions to the Escrow Fund.

               (ii) The Second Sub Account. The Second Sub Account Fund shall be in existence immediately following the effective time and shall terminate as soon as the Second Sub Account Amount has been distributed in accordance with 8.2(a)(ii) above.

          (c)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Andromedia and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Andromedia Common Stock or other equity securities issued or distributed by Andromedia (including shares issued upon a stock split) ("New Shares") in respect of Andromedia Common Stock in the Escrow
               ----------
Fund which have not been released from the

Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Andromedia Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Andromedia Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

               (iii) Each shareholder shall have voting rights with respect to the shares of Andromedia Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Andromedia Common Stock).

          (d)  Claims Upon First Sub Account Fund.
               ----------------------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Andromedia (an "Officer's Certificate"): (A) stating that Andromedia has paid or
                ---------------------
properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Andromedia out of the First Sub Account Fund, as promptly as practicable, shares of Andromedia Common Stock held in the First Sub Account Fund in an amount equal to such Losses.

               (ii) For the purposes of determining the number of shares of Andromedia Common Stock to be delivered to Andromedia out of the First Sub Account Fund pursuant to Section 8.2(d)(i) hereof, the shares of Andromedia Common Stock held in the First Sub Account Fund shall be valued at $1 (one dollar) per share (unless the conversion price of such shares for purposes of converting to non-adjustable common stock of Andromedia is adjusted as provided in the Restated Articles, in which case such new valuation shall be used for purposes of Section 8.2(d)(i)). In the event the applicable conversion price is adjusted pursuant to the Restated Articles, Andromedia and the Securityholder Agent shall provide a written notice, signed by each such party (or its properly authorized agent), to the Escrow Agent advising of such adjustment.

          (e)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of fifteen (15) days after such delivery, the Escrow Agent shall make no delivery to Andromedia of any First Sub Account Fund Amount pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery. After the expiration of such fifteen (15) day period, the Escrow Agent shall make delivery of shares of Andromedia Common Stock from the First Sub Account Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's

Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such fifteen (15) day period.

          (f)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Andromedia shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Andromedia should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Andromedia Common Stock from the First Sub Account Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Andromedia or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Andromedia and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the First Sub Account Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Andromedia shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Andromedia less than the sum of fifty (50%) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of LikeMinds as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (g)  Securityholder Agent of the LikeMinds Shareholders; Power of
               ------------------------------------------------------------
Attorney.
--------

               (i) In the event that the Merger is approved by the LikeMinds Shareholders, effective upon such vote, and without further act of any LikeMinds shareholder, Tim O'Reilly shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each shareholder of LikeMinds, for and on behalf of
 --------------------
shareholders of LikeMinds, to give and receive notices and communications, to authorize delivery to Andromedia of shares of Andromedia Common Stock from the First Sub Account Fund in satisfaction of claims by Andromedia, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of LikeMinds from time to time upon not less than thirty (30) days prior written notice to Andromedia; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the First Sub Account Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the First Sub Account Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of LikeMinds.

               (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of LikeMinds on whose behalf the First Sub Account Amount was contributed to the First Sub Account Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h)  Actions of the Securityholder Agent.  A decision, act, consent or
               -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the First Sub Account Amount otherwise issuable to them are deposited in the First Sub Account Fund and shall be final, binding and conclusive upon each of such shareholders, and the

Escrow Agent and Andromedia may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of LikeMinds. The Escrow Agent and Andromedia are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

          (i)  Third-Party Claims.  In the event Andromedia becomes aware of a
               ------------------
third-party claim which Andromedia believes may result in a demand against the First Sub Account Fund, Andromedia shall notify the Securityholder Agent of such claim, and the shareholders of LikeMinds, shall be entitled, at their expense, to participate in any defense of such claim, provided, however, that Andromedia shall retain full control of the defense of any such claim. Andromedia shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be deter minative of the amount of any claim against the First Sub Account Fund. In the event that the Securityholder Agent has consented (such consent not to be unreasonably withheld) to any such settlement and acknowledged that the claim is a valid claim against the First Sub Account Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Andromedia against the Escrow Fund with respect to such settlement.

          (j)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Andromedia and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. At its option the Escrow Agent may hold all documents and shares of Andromedia Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. The Escrow Agent may also, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. In such event, the Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Andromedia Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his or her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (vi) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereafter be discharged from any further duties and liability under this Agreement.

          (k)  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Andromedia. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Andromedia promises to pay these sums upon demand.

                                  ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

      9.1.  Basis for Termination.  This Agreement and the transactions
            ---------------------
contemplated hereby may be terminated at any time prior to the Closing Date:
(a) by mutual consent in writing of the parties hereto; (b) by Andromedia if LikeMinds has materially breached this Agreement and has not cured such breach within the earlier of (i) 30 days after the non-breaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date; (c) by LikeMinds if Andromedia has materially breached this Agreement and has not cured such breach within the earlier of (i) 30 days after the non-breaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date; (d) by one party in the event any of the conditions precedent to its obligations hereunder shall not have been satisfied at or prior to the Closing Date and shall not have been waived by such party or (e) by either Andromedia or LikeMinds if the Merger shall not have been consummated on or prior to October ___, 1998, provided that the terminating party's failure to fulfill its obligations or breach of this Agreement has not caused or resulted in the failure of the Merger.

      9.2.  Effect of Termination.  In the event of termination of the Agreement
            ---------------------
pursuant to Section 9.1, no party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason thereof hereto; provided however, that in the event of termination of this Agreement, Andromedia will remain liable for certain operating expenses of LikeMinds as listed on Schedule 9.2.

      9.3.  Amendment.  This Agreement may be amended by the parties hereto, by
            ---------
action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the merger by the shareholders of LikeMinds or Sub, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

      9.4.  Extension; Waiver.  At any time prior to the Effective Time, the
            -----------------
parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

    10.1.   Brokers and Finders. Except as set forth in Schedule 10.1,
            -------------------
Andromedia and LikeMinds represent each to the other that this Agreement is the result of direct negotiations between them and that such party has not incurred any liability for any brokers, finders or similar fees in connection with this Agreement.

    10.2.   Parties in Interest. This Agreement and the rights hereunder are not
            -------------------
assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

    10.3.   Entire Agreement, Amendments, Waiver.  This Agreement contains the
            ------------------------------------
entire understanding of Andromedia, Sub and LikeMinds with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party only in writing.

    10.4.   Notices.  All notices, requests, demands or other communications
            -------
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by facsimile with a copy thereof deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

     If to LikeMinds:    Mr. Steven Kanzler
                         LikeMinds, Inc.
                         457 Bryant Street
                         San Francisco, California  94102
                         Fax:  (415) 284-6969


     with a copy to:     Mark C. Stevens, Esq.
                         Fenwick & West, LLP
                         Two Palo Alto Square
                         Palo Alto, California  94306
                         Fax:  (650) 493-6811

     If to ANDROMEDIA:   Mr.Kent Godfrey
                         Andromedia, Inc.

                                        818 Mission Street, 2nd Floor
                                        San Francisco, California 94103
                                        Fax:  (415) 659-9620

     with a copy to:                    Jeffrey A. Herbst, Esq.
                                        Wilson Sonsini Goodrich & Rosati
                                        650 Page Mill Road
                                        Palo Alto, CA  94304
                                        Fax: (650) 493-6811

     If to the Securityholder Agent:    Mr. Tim O'Reilly
                                        O'Reilly & Associates
                                        101 Morris Street
                                        Sebastopol, California 94572
                                        Fax:

     with a copy to:                    Mr. Mark Jacobsen
                                        O'Reilly & Associates
                                        101 Morris Street
                                        Sebastopol, California 94572
                                        Fax:

     If to the Escrow Agent:            Ms. Barbara L. Wise
                                        U.S. Bank Trust
                                        One California Street, 4th Floor
                                        San Francisco, CA 94111
                                        Fax:


     10.5. Interpretation.  The descriptive headings contained in this Agreement
          --------------
are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms "knowledge," "best knowledge," and any terms of similar import with used in this Agreement shall mean the knowledge of a party after a reasonable inquiry and investigation.

     10.6. Law Governing.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of California without regard to its conflicts of laws provisions.

     10.7. Further Acts.  Andromedia and LikeMinds agree to execute and deliver
          ------------
on or before the Closing Date such other documents, certificates, agreements or other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     10.8.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

     10.9. Confidential Treatment. In the event the Merger contemplated by this
           ----------------------
Agreement shall not be consummated for any reason whatsoever, each party agrees that all information it receives relative to one of the other parties concerning operations, prospects, technical information, financial condition and other information not generally provided to the general public shall be treated as confidential information which will not be disclosed or utilized by the party gaining access to such information or its agents, representatives or employees.

     10.10. Survival. The provisions of Article VIII and Sections 9.2, 10.4,
            --------
10.6 and 10.9 shall survive any termination of this Agreement.

     10.11. Expenses. Andromedia shall bear its own, and shall assume
            --------
LikeMinds's debts for all reasonable legal, accounting and other expenses incurred in connection with the transactions contemplated hereby.

     IN WITNESS WHEREOF, Andromedia, Sub, LikeMinds, the Securityholder Agent (as to matters set forth in Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be duly executed as of the date first above written.


                                    ANDROMEDIA, INC.


                                    By: /s/ Jamie Cohan
                                       --------------------------
                                    Name:  Jamie Cohan
                                    Title: Chief Financial Officer



                                    LM ACQUISITION CORPORATION


                                    By: /s/ Jamie Cohan
                                       --------------------------
                                    Name:  Jamie Cohan
                                    Title: Chief Financial Officer



                                    LIKEMINDS, INC.


                                    By: /s/ Steven Kanzler
                                       --------------------------
                                    Name:  Steven Kanzler
                                    Title: President and Chief Executive Officer



ESCROW AGENT                        SECURITYHOLDER AGENT


By: /s/ Barbara L. Wise             By: /s/ Tim O'Reilly
   --------------------------          --------------------------
Name:  Barabara L. Wise             Name:  Tim O'Reilly
Title: Vice President
       U.S. Bank Trust